EXHIBIT 10.13













                            THE COMMSCOPE, INC.
                  DEFERRED COMPENSATION PLAN FOR DIRECTORS



                      Effective as of August 27, 1997


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         THE COMMSCOPE, INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS


ARTICLE I - INTRODUCTION

The Company has adopted the Plan set forth herein to provide a means by which each Director may elect to defer receipt of fees that would otherwise be payable to him for services performed as a Director. The Plan is effective as of August 27, 1997. Benefits payable under the Plan are unfunded and are payable, when due, from the general assets of the Company or, in the sole discretion of the Plan Administrator, from the Trust.

ARTICLE 2 - DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1  ACCOUNT  means,  for  each   Participant,   the  bookkeeping   account
established for his or her benefit under Section 4. 1.

2.2 CHANGE OF CONTROL shall have the same meaning as the term, "Change of Control" contained in the CommScope, Inc. 1997 Long Term Incentive Plan.

2.3 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.4 COMPANY means CommScope, Inc. and any successor to all or a major portion of the Company's assets or business which assumes the obligations of the Company.

2.5 DIRECTOR means each member of the Company's Board of Directors.

2.6 ELECTION FORM means the participation election form as approved and prescribed by the Plan Administrator.

2.7 ELECTIVE DEFERRAL means the portion of fees that would otherwise be payable to the Director for services performed as a Director and which is deferred by the Participant under Section 3. 1.

2.8 PARTICIPANT means any Director who participates in the Plan in accordance with Article 3.

2.9 PLAN means the CommScope Deferred Compensation Plan for Directors and all amendments thereto.

2.10 PLAN ADMINISTRATOR means the person, persons or entity designated by CommScope, Inc. from time to time to administer the Plan and to serve as the agent for the Company with respect

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to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, CommScope, Inc. shall be the Plan Administrator.

2.11 PLAN YEAR means the 12-month period beginning January 1 and ending December 31.

2.12 TRUST means the applicable trust established by the Company which is a grantor trust within the meaning of section 671 of the Code and that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.13 TRUSTEE means the trustee or trustees under the Trust.

ARTICLE 3 - PARTICIPATION AND DEFERRALS

3.1 COMMENCEMENT OF PARTICIPATION. Each Director, by completing an Election Form and filing it with the Plan Administrator, may elect to defer all or a portion (expressed in a whole percentage or dollar amount) of one or more payments of fees that would otherwise be payable to him for services performed as a Director and which are earned and payable to the Director after the date on which he or she files the Election Form. The Director shall become a Participant in the Plan as of the date of his first deferral.

3.2 DISPOSITION OF AMOUNTS DEFERRED. Amounts deferred hereunder shall be paid by the Company to the Trust as soon as practicable after such amounts otherwise would have been paid to the Director and credited to the Participant's Account as of the date the amounts are received by the Trustee.

3.3 DURATION OF DEFERRAL ELECTION. A deferral election for any Plan Year shall apply for only that Plan Year. Each Director must make a new deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before the first day of the Plan Year.

ARTICLE 4 - ACCOUNTS

4.1 ACCOUNTS. The Plan Administrator shall establish a bookkeeping Account for each Participant reflecting Elective Deferrals made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant's Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 5. 1 and such other sub-accounts as are necessary for the proper administration of the Plan. The Plan Administrator shall provide, at least annually, the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

4.2 VESTED INTEREST IN ACCOUNTS. A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account.

4.3 INVESTMENT OF ELECTIVE DEFERRALS. The assets of the Trust shall be invested in accordance with the terms of the Trust document. The Plan Administrator will direct the trustee

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with  respect  to  the   investment  of  the  Trust's   assets;   the  Plan
Administrator may take into account Participants' investment directions when directing the Trustee.

ARTICLE 5 - PAYMENTS

5.1 ELECTION AS TO TIME AND FORM OF PAYMENT. A Participant shall elect irrevocably on the Election Form the date at which the Participant's Account will commence to be paid to the Participant. Such date must be at least five years following the date at which such Elective Deferrals commence. The Participant shall also elect thereon for payments to be paid in either:

a.   a single lump sum; or

b. annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid ("Annual Installments ").

Each such election will be effective only for Elective Deferrals (including any earnings or losses attributable thereto) for the Plan Year for which they are made. Except as otherwise provided below, payment of a Participant's Account shall be made in accordance with the Participant's election under this Section 5. 1.

5.2 CHANGE OF CONTROL. Immediately prior to the consummation of a transaction resulting in a Change of Control or, if not possible, as soon as possible following a Change of Control, each Participant's Account (or remainder thereof) shall be paid to the Participant, according to the Participant's irrevocable election on the Election Form, in a single lump sum, or in Annual Installments over a period elected by the Participant up to 10 years.

5.3 DEATH. If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid, according to the Participant's irrevocable election on the Election Form, to the Participant's designated beneficiary or beneficiaries, in a single lump sum as soon as practicable following the end of the quarter in which death occurs, or in Annual Installments over a period elected by the Participant up to 10 years, commencing the year immediately following the year in which death occurs.

Any designation of beneficiary and form of payment to such beneficiary shall be made by the Participant on a Beneficiary Designation Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Beneficiary Designation Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

ARTICLE 6 - PLAN ADMINISTRATOR

6.1 PLAN ADMINISTRATION AND INTERPRETATION. The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have complete control and authority to

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determine  the rights and  benefits  and all  claims,  demands  and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator
acted  arbitrarily  and  capriciously.   Any  individual  serving  as  Plan
Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. In such case, the Company will appoint an individual to act as Plan Administrator to take such actions. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company or the Trustee.

6.2 INDEMNIFICATION OF PLAN ADMINISTRATOR. The Company agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employees) who serve as Plan Administrator (including any such individual, whether a present or former employee, who formerly served as Plan
Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 7 - AMENDMENT AND TERMINATION

7.1 AMENDMENTS. The Company shall have the right to amend the Plan from time to time, subject to Section 7.3.

7.2 TERMINATION OF PLAN. The Company reserves the right to terminate the Plan at any time, subject to Section 7.3. Upon termination, the Company may
(a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) amend the Trust as provided therein to require prompt payment to Participant's (or their beneficiaries) of the balance of their Accounts.

7.3 EXISTING RIGHTS. No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE 8 - MISCELLANEOUS

8.1 NON-ASSIGNABILITY. None of the benefits, payments, proceeds or claims of any participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or

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assign any of the  benefits or  payments  or  proceeds  which he or she may expect to receive, contingently or otherwise, under the Plan.

8.2 LIMITATION OF PARTICIPANT'S RIGHTS. Nothing contained in the Plan shall be interpreted as a contract of employment or inducement for a Director to perform services for the Board or the Company.

8.3 PARTICIPANTS BOUND. Any action with respect to the Plan taken by or at the direction of the Company, the Plan Administrator or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

8.4 RECEIPT AND RELEASE. Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in satisfaction of claims against the Company, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability, including minority, to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Company or the Trustee to follow the application of such funds.

8.5 GOVERNING LAW. The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of North Carolina. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.6 HEADINGS AND SUBHEADINGS. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.


SIGNED AT HICKORY, NORTH CAROLINA THIS ___ DAY OF AUGUST, 1997.


                                    COMMSCOPE, INC.



                                    BY
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